UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
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                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 3, 2003


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



                           MARYLAND 1-13589 36-4173047
           ----------------------------------------------------------
        (State or other jurisdiction of (Commission File (I.R.S. Employer incorporation or organization) Number) Identification No.)


            77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601
    -------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On September 4, 2003, Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), announced that it has agreed to admit a new 70% joint venture partner to its subsidiary (the "Venture") that owns the Bank One Center office building located at 131 South Dearborn Street, Chicago, Illinois (the "Property"). The new joint venture partner is an affiliate of Estein & Associates USA, Ltd. of Orlando, Florida (together with such affiliates, the "JV Partner").

In connection with the transaction, the Company's operating partnership, Prime Group Realty, L.P. ("PGRLP"), has entered into a Contribution Agreement (as amended, the "Agreement"), with the JV Partner.

An affiliate of the Company will continue to manage and lease the Property pursuant to a management and leasing agreement to be entered into at the closing of the transaction. The closing date of the transaction is currently scheduled to occur on or before October 15, 2003.

The JV Partner's investigation period under the Agreement, during which the JV Partner could have unilaterally terminated the Agreement in its sole discretion, has expired and the JV Partner has caused a total of $3.0 million of earnest money to be posted securing its obligations under the Agreement. The closing of the transaction continues to be subject to the parties obtaining financing, as further described below, as well as other customary conditions.

Pursuant to and subject to the terms and conditions of the Agreement, the JV Partner has agreed to make certain cash contributions to the Venture in exchange for 70% of the membership interests in the Venture. The amount to be contributed to the Venture by the JV Partner is (a) $106.4 million at the closing of the transaction (which includes $1.4 million to be retained by the Venture as working capital) and (b) an additional required capital contribution in the amount of $9.8 million to be made by the JV Partner and distributed to PGRLP at such time as the Venture leases an additional 40,000 square feet of space in the Property over and above the square footage leased in the Property as of August 4, 2003 (the "Leasing Earnout"). Upon closing, the Venture will immediately distribute $105.0 million of the initial cash contribution made by the JV Partner to PGRLP.

PGRLP anticipates that after closing prorations and funding certain required closing escrows and costs, it will receive approximately $68.5 million in net proceeds from the transaction, a portion of which it contemplates using to repay debt and a portion of which it contemplates retaining for working capital.


The parties are negotiating with a lender for a $270.0 million mortgage loan having the Venture as the borrower (the "Approved Loan"), a portion of which will be used to repay the existing senior and mezzanine indebtedness encumbering the Property, and $22.5 million of which will be funded post-closing to pay for tenant improvement costs under future leases at the Property. It is a mutual condition to the parties' obligations that the interest rate and other loan terms be acceptable to both parties. It is contemplated that the Approved Loan will contain certain minimum debt service coverage tests and other customary covenants, terms and conditions. However, there can be no assurances that the Approved Loan and related loan documents will be finalized on terms acceptable to the parties.

Upon the closing of the transaction, the JV Partner will be the administrative member of the Venture, and PGRLP will have approval rights over major decisions. PGRLP will receive a credit to its invested capital account in the Venture (a) at the closing, in the amount of $45.6 million (which includes a $600,000 cash contribution by the PGRLP to be retained by the Venture as working capital), and
(b) upon the satisfaction of the Leasing Earnout, in the amount of an additional $4.2 million, representing 30% of the total invested capital of the Venture (after distribution to PGRLP of the amounts described above).

The JV Partner will receive an annual 10% non-cumulative, non-compounded preferred return on its invested capital, after which PGRLP will receive an annual 10% non-cumulative, non-compounded return on its capital. Any remaining annual cash flow will be paid 50% to PGRLP and 50% to the JV Partner. The JV Partner will also be entitled to receive a monthly administrative fee of $50,000.

In the event of any sale or future refinancing of the Property, the JV Partner will receive a 10% non-cumulative, non-compounded preferred return on its invested capital for the year in which such sale or refinancing occurs and the return of its invested capital prior to the payment to PGRLP of its 10% return for that year and its capital. Any remaining net sale or refinancing proceeds will be paid 50% to PGRLP and 50% to the JV Partner.

PGRLP will have an option to purchase the JV Partner's interest in the Venture on the date that is ninety (90) days prior to the maturity of the Approved Loan. The purchase price for the JV Partner's membership interest shall be equal to the greater of (a) the value of the JV Partner's interest in the Venture determined based upon a deemed sale of the Property at a value (the "Deemed Property Value") calculated using the pro forma net operating income of the Property for a twelve (12) month period divided by a capitalization rate of eight and one-half percent (8.5%), less the actual amount of all unpaid tenant improvement allowances and rental allowances for any leases of the Property, or
(b) an amount that must be received by the JV Partner to return to the JV Partner its invested capital plus a return of 12.5% compounded annually taking into account all prior distributions.

In the event PGRLP does not exercise its purchase option, the JV Partner may elect to purchase PGRLP's interest in the Venture on the date that is sixty (60) days prior to the maturity of the Approved Loan. The purchase price for PGRLP's interest shall be equal to the value of PGRLP's interest in the Venture based upon a deemed sale of the Property at the Deemed Property Value.


The Company issued a Press Release on September 4, 2003 relating to the foregoing developments. A copy of the Press Release, which is hereby incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits:

 Exhibit
   No.          Description

         99.1     Press  Release of Prime Group Realty Trust dated  September 4,
                  2003.

         99.2 Contribution Agreement dated as of August 4, 2003 between Prime Group Realty, L.P. and WELP Chicago, L.C.

         99.3 First Amendment to Contribution Agreement dated as of August 18, 2003 between Prime Group Realty, L.P. and WELP Chicago, L.C.

         99.4 Second Amendment to Contribution Agreement dated as of August 29, 2003 between Prime Group Realty, L.P. and WELP Chicago, L.C.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PRIME GROUP REALTY TRUST


Dated: September 4, 2003                  By:      /s/  Stephen J. Nardi
                                                   ---------------------

                                                   Stephen J. Nardi
                                                   Chairman

                                EXHIBIT NO. 99.1



Press Release

FOR IMMEDIATE RELEASE



Prime Group Realty Trust Agrees to Enter into Joint Venture Relating to Bank One Center



CHICAGO--(BUSINESS WIRE)--September 4, 2003--

Prime Group Realty Trust (NYSE: PGE; the "Company") today announced that it has agreed to admit a new 70% joint venture partner to its subsidiary that owns the Bank One Center office building located at 131 South Dearborn Street, Chicago, Illinois (the "Property"). The new joint venture partner is an affiliate of Estein & Associates USA, Ltd. of Orlando, Florida (the "JV Partner"). The JV Partner has agreed to contribute $106.4 million of capital to the venture at closing.

An affiliate of the Company will continue to manage and lease the Property after the closing of the transaction. The closing of the transaction is currently scheduled to occur on or before October 15, 2003.

The Company anticipates that after closing prorations and funding certain required closing escrows and costs, it will receive approximately $68.5 million in net proceeds from the transaction, a portion of which it contemplates using to repay debt and a portion of which it contemplates retaining for working capital. The Company will also be entitled to receive an additional distribution of $9.8 million of proceeds to be contributed at a later date by the JV Partner subject to the venture meeting certain leasing conditions.

The parties are negotiating with a lender for a $270.0 million mortgage loan having the venture as the borrower (the "Approved Loan"), a portion of which will be used to repay the existing senior and mezzanine indebtedness encumbering the Property, and $22.5 million of which will be funded post-closing to pay for tenant improvement costs under future leases at the Property. It is a mutual condition to the parties' obligations to close that the interest rate and other loan terms be acceptable to both parties. However, there can be no assurances that the Approved Loan and related loan documents will be finalized on terms acceptable to the parties.

The JV Partner will receive an annual 10% non-cumulative, non-compounded preferred return on its invested capital, after which the Company will receive an annual 10% non-cumulative, non-compounded return on its capital. In the event of a sale or future refinancing of the Property, the JV Partner will receive the return of its invested capital prior to the return to the Company of its capital. The parties will share all excess cash flow and excess proceeds from a sale or refinancing 50% to the Company and 50% to the JV Partner.

The Company is filing a Report on Form 8-K with the United States Securities and Exchange Commission further describing the terms of the transaction.

About the Company

Prime Group Realty Trust is a fully integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 14 office properties containing an aggregate of 7.0 million net rentable square feet and 30 industrial properties containing an aggregate of 3.9 million net rentable square feet. In addition, the Company owns 232.4 acres of developable land and joint venture interests in two office properties containing an aggregate of 1.3 million net rentable square feet.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

Contact:  Stephen J. Nardi or Louis G. Conforti. 312-917-1300
Source: Prime Group Realty Trust